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                                                                    EXHIBIT 99.1


                           CONSENT OF W. KIRK LIDDELL

To Specialty Products & Insulation Co.

          The undersigned hereby consents to the use of his name in the Registration Statement on Form 10 filed by Specialty Products & Insulation Company with the U.S. Securities and Exchange Commission.

                                                   /s/ W. Kirk Liddell
                                                   -----------------------------
                                                       W. Kirk Liddell

Lancaster, Pennsylvania
December 16, 1998